UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 22, 2006
(Date of earliest event reported):	December 19, 2006

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Fulton Financial Corporation (the “Company”) and Mr. John M. Bond have rescinded a May 2006 amendment (the “May Amendment”) of his 2003, 2004 and 2005 stock option agreements with the Company (“Stock Option Agreements”).  Contrary to the intent of the Company and Mr. Bond, the May Amendment could have been construed as a change in the terms of the options covered by the Stock Option Agreements.  The Corporation and Mr. Bond have, in lieu of the May Amendment, amended the Stock Option Agreements to conform their language to the language of the board resolutions under which the options covered by the Stock Option Agreements were initially granted.  The terms of these options, as initially granted, have not been changed or modified. As conformed, the Stock Option Agreements permit the options covered by the agreements to be exercised within a limited period of time after Mr. Bond ceases to serve as a “Key Person” which is defined in the stock option plan to include an employee, director or consultant.  A copy of the conforming amendment is attached hereto as Exhibit 10.1

Item 9.01 - Financial Statements and Exhibits

          (c) Exhibits

               Exhibit No.               Description

                 10.1                         Amendment to Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2006	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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